ALLIANCE GROWTH PORTFOLIO

Name of the Underwriters

BT Alex Brown DLJ


Name of Issuer

BT Alex Brown


Title of Security

Clear Channell

Date of First Offering

5/19/99

Amount of Total Offering

$20 million

Unit Price

$70.625

Underwriting Spread or
Commision

$1.23

Rating

N/A

Maturity Date

N/A

Current Yield

N/A

Yield to Maturity

N/A

Subordination Features

N/A


Nature of Political Entity, if any,
including in the case of revenue
bonds, underlying entity supplying
the revenue

N/A

Total Par Value of Bonds Purchased

N/A

Dollar Amount of Purchases

$14,478,125

Number of Shares Purchased

205,000

Years of Continuous Operation

More than six years

% of offering Purchased by Fund

1.00%

% of offering Purchased by
Associated Funds

N/A

% of Funds Total Assets Applied to Purchase

0.70%


Name(s) of Underwriter(s) or Dealer(s) from Whom Purchased

BT Alex Brown


Is the Adviser, any Sub-adviser or any person
Of which the Adviser or Subadviser is an "affiliated
Person", a Manager or Co-Manager of offering?

Yes  DLJ


Were Purchases Designated as Group Sales or otherwise allocated to the Adviser, any Subadviser or any person of whom the adviser or Subadviser is an Affiliated person?

No



COMPARABLE SECURITIES

Name of Underwriters

Hambrecht & Quist

Name of Issuer

ADForce, Inc.

Title of Security

ADForce, Inc.

Date of Prospectus

5/7/99

Amount of Total Offering

$4.5 million

Unit Price

$15.00

Underwriting Spread or
Commission

$0.60

Rating

N/A

Maturity Date

N/A

Current Yield

N/A

Yield to Maturity

N/A

Nature of Political Entity, if any,
including in the case of revenue
bonds, underlying entity supplying
the revenue

N/A

Total Par Value of Bonds Purchased

N/A

Dollar Amount of Purchases

N/A


Years of Continuous Operation

Three years

% of offering Purchased by Fund

N/A

% of offering Purchased by
Associated Funds

N/A

% of Funds Total Assets Applied to Purchase

N/A


Name(s) of Underwriter(s) or Dealer(s) from Whom Purchased

N/A




Name of Underwriters

Deutsche Banc Alex brown

Name of Issuer

Feycast Communications Corp.

Title of Security

Feycast Communications Corp

Date of Prospectus

5/4/99

Amount of Total Offering

$3 million

Unit Price

$25.00

Underwriting Spread or
Commission

$1.05

Rating

N/A

Maturity Date

N/A

Current Yield

N/A

Yield to Maturity

N/A

Nature of Political Entity, if any,
including in the case of revenue
bonds, underlying entity supplying
the revenue

N/A

Total Par Value of Bonds Purchased

N/A

Dollar Amount of Purchases

N/A


Years of Continuous Operation

Two and one half years

% of offering Purchased by Fund

N/A

% of offering Purchased by
Associated Funds

N/A

% of Funds Total Assets Applied to Purchase

N/A


Name(s) of Underwriter(s) or Dealer(s) from Whom Purchased



Name of Underwriters

BancBoston Robertson Stephens

Name of Issuer

Modern Media Pappe
Lyson, Inc.

Title of Security

Modern Media Pappe
Lyson, Inc.


Date of Prospectus

2/5/99

Amount of Total Offering

$2.6 million

Unit Price

$16.00

Underwriting Spread or
Commission

$0.67

Rating

N/A

Maturity Date

N/A

Current Yield

N/A

Yield to Maturity

N/A

Nature of Political Entity, if any,
including in the case of revenue
bonds, underlying entity supplying
the revenue

N/A

Total Par Value of Bonds Purchased

N/A

Dollar Amount of Purchases

N/A


Years of Continuous Operation

Six years

% of offering Purchased by Fund

N/A

% of offering Purchased by
Associated Funds

N/A

% of Funds Total Assets Applied to Purchase

N/A


Name(s) of Underwriter(s) or Dealer(s) from Whom Purchased

N/A